SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                  JACLYN, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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

     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                  JACLYN, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
   JACLYN, INC.

         PLEASE TAKE NOTICE that the 2002 Annual Meeting of Stockholders of JACLYN, INC., a Delaware corporation (the "Company"), will be held at the offices of the Company, 635 59th Street, West New York, New Jersey 07093, on Tuesday, December 3, 2002, at 9:00 o'clock a.m., prevailing local time, for the following purposes:

                  1. To elect eight directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

                  2. To ratify the appointment of Deloitte & Touche LLP, independent auditors, to serve as the auditors of the Company for the fiscal year ending June 30, 2003;

                  3. To consider a stockholder proposal relating to cumulative voting; and

                  4. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

         Only stockholders of record at the close of business on October 21, 2002 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

         Your attention is called to the Proxy Statement on the following pages. We hope that you will attend the Annual Meeting. If you do not plan to attend, please complete, sign, date and mail the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                                 By Order of the Board of Directors


                                          Jaclyn Hartstein
                                              Secretary


October 31, 2002



         THE BOARD OF DIRECTORS REQUESTS ALL STOCKHOLDERS TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                  JACLYN, INC.
                                 635 59th Street
                         West New York, New Jersey 07093


                              --------------------

                                 PROXY STATEMENT

                              --------------------


         This Proxy Statement is being furnished to stockholders on or about October 31, 2002 in connection with the solicitation by the Board of Directors of Jaclyn, Inc. (the "Company") of proxies in the enclosed form for use at the Annual Meeting of Stockholders to be held on December 3, 2002 and at any adjournments thereof (the "Annual Meeting"). Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted with respect to all shares represented by it in accordance with the instructions, if any, given in such proxy or, in the absence of any instruction, for the election of all of the nominees named herein to serve as directors, for ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors and against approval of the stockholder proposal relating to cumulative voting. Any proxy may be revoked by the person giving the proxy by written notice received by the Secretary of the Company at any time prior to its use or by voting in person at the Annual Meeting.

         Only stockholders of record at the close of business on October 21, 2002 will be entitled to notice of and to vote at the Annual Meeting. On October 21, 2002, there were outstanding 2,561,391 shares of the Company's Common Stock, $1 par value per share ("Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

         The affirmative vote of a plurality of votes cast at the Annual Meeting is required to elect directors. The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2003 and to approve the stockholder proposal.


                 SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

         The following table sets forth information at October 21, 2002 with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, its only outstanding class of voting securities:

                                                                                 Percent
      Name and Address                               Amount and Nature of          of
     of Beneficial Owner                             Beneficial Ownership         Class
     -------------------                             --------------------         -----
     Allan Ginsburg .........................        235,391 (1)(2)(3)(4)          8.9%
        635 59th Street
        West New York, New Jersey 07093

     Robert Chestnov ........................        254,908 (1)(2)(3)(5)          9.5%
        635 59th Street
        West New York, New Jersey 07093

     Howard Ginsburg ........................        221,199 (1)(2)(3)(6)          8.4%
        635 59th Street
        West New York, New Jersey 07093

     Bonnie Sue Levy ........................        222,466 (1)(7)                8.6%
        635 59th Street
        West New York, New Jersey 07093

     Dimensional Fund Advisors ..............        153,294 (8)                   6.0%
        1299 Ocean Avenue
        Santa Monica, California 90401

     Michael J. Crew, Investment Advisor ....        182,176 (9)                   7.1%
        681 Falmouth Road, Box C-2
        Mashpee, Massachusetts 02649

     L. Glenn Naff ..........................        169,180 (10)                  6.6%
        3623 Winding Way Road
        Roanoke, Virginia 24015

----------

* Except as otherwise indicated below, each person listed above has sole voting and investment power with respect to the shares indicated as beneficially owned by such person.

(1) Such stockholder is a party, along with certain of his or her family members, trusts and custodianships for the benefit of such stockholder and his or her family members, and the Company, to a stockholders agreement, described below under the caption "Stockholders Agreement," which provides, among other things, that a committee of four of the signatory stockholders may direct the vote of the shares as to which such stockholder may have or share voting power. At October 21, 2002, 1,003,820 shares of Common Stock (39.2%) were subject to such stockholders agreement.
(2) Includes 22,654 shares of Common Stock owned by the Jaclyn, Inc. Employees' Pension Trust, of which Messrs. Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg are co-trustees, with respect to which each shares voting and investment power and with respect to which each disclaims beneficial ownership. See the table below under the caption "SECURITY OWNERSHIP OF MANAGEMENT" for certain information with respect to the beneficial ownership by Abe Ginsburg of Common Stock of the Company.

(3) Except as described in footnotes (4), (5) and (6) to this table with respect to Allan Ginsburg, Robert Chestnov and Howard Ginsburg, respectively, excludes 97,892 shares of Common Stock owned by the Jaclyn, Inc. Employee Stock Ownership Plan ("ESOP"), with respect to which Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, as co-trustees, share investment power. If the 97,892 shares of Common Stock owned by the ESOP were included in the beneficial ownership of such individuals, Abe Ginsburg would be deemed to own 7.4% of the Company's Common Stock; Allan Ginsburg, 12.3%; Robert Chestnov, 12.8%; and Howard Ginsburg, 11.8%. Each disclaims beneficial ownership of such shares.
(4) Includes 75,000 shares of Common Stock which Allan Ginsburg has the right to acquire pursuant to presently exercisable stock options. Also includes 29,884 shares of Common Stock held of record by Mr. Ginsburg as custodian for his children, 10,769 shares owned by Mr. Ginsburg's wife and 1,984 shares owned by a charitable foundation of which Mr. Ginsburg serves as an officer and trustee, with respect to which Mr. Ginsburg shares voting and investment power. Mr. Ginsburg disclaims beneficial ownership of all of such shares. In addition, includes 8,468 shares allocated to Mr. Ginsburg's account under the ESOP.
(5) Includes 116,161 shares of Common Stock which Robert Chestnov has the right to acquire pursuant to presently exercisable stock options. Also includes 27,423 shares held of record by Mr. Chestnov as co-trustee of a trust with respect to which he shares voting and investment power and 3,500 shares owned by a charitable foundation of which Mr. Chestnov serves as an officer and director, with respect to which Mr. Chestnov shares voting and investment power. Mr. Chestnov disclaims beneficial ownership of the shares he holds as co-trustee and as officer and director of the charitable foundation. In addition, includes 372 shares of Common Stock owned by Mr. Chestnov's wife and 6,906 shares held of record by her as custodian for their children, with respect to which shares Mr. Chestnov disclaims beneficial ownership, and 10,951 shares allocated to Mr. Chestnov's account under the ESOP.
(6) Includes 75,000 shares of Common Stock which Howard Ginsburg has the right to acquire pursuant to presently exercisable stock options. Also includes 55,114 shares of Common Stock held of record by Mr. Ginsburg as custodian for his children and 1,800 shares owned by his wife, with respect to all of which shares Mr. Ginsburg disclaims beneficial ownership. In addition, includes 8,468 shares allocated to Mr. Ginsburg's account under the ESOP.
(7) Includes 12,500 shares of Common Stock which Mrs. Levy has the right to acquire pursuant to presently exercisable stock options and 6,162 shares allocated to Mrs. Levy's account under the ESOP.
(8) Pursuant to a Schedule 13G filed by Dimensional Fund Advisors Inc. ("DFA") with the Securities and Exchange Commission, DFA has indicated that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (these investment companies, trusts and accounts are the "Funds"). In its role as investment advisor or manager, DFA has indicated that it possesses voting and/or investment power over the shares listed in the immediately preceding table opposite its name that are owned by the Funds. DFA further has indicated that such shares are owned by the Funds and DFA disclaims beneficial ownership of such shares.
(9) Pursuant to a Schedule 13D filed by Mr. Crew with the Securities and Exchange Commission, Mr. Crew has indicated that he has sole voting power with respect to all of the shares listed in the immediately preceding table opposite his name.
(10) Pursuant to a Schedule 13G filed by Mr. Naff with the Securities and Exchange Commission, Mr. Naff has indicated that he has sole voting and dispositive power with respect to all of the shares listed in the immediately preceding table opposite his name.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information at October 21, 2002 as to the ownership of shares of the Company's Common Stock, its only outstanding class of equity securities, with respect to (a) each director and nominee for director, (b) each executive officer named in the Summary Compensation Table under the caption "EXECUTIVE COMPENSATION" below (the "Named Executive Officers") and (c) all directors and executive officers of the Company as a group (10 persons):

                                                                        Percent
                                               Amount and Nature of        of
     Name of Beneficial Owner                Beneficial Ownership (1)    Class
     ------------------------                ------------------------    -----
     Abe Ginsburg ........................           91,877 (2)           3.6%
     Allan Ginsburg ......................          235,391 (3)           8.9%
     Robert Chestnov .....................          254,908 (4)           9.5%
     Howard Ginsburg .....................          221,199 (5)           8.4%
     Martin Brody ........................           12,387 (6)            *
     Richard Chestnov ....................           58,273 (7)           2.3%
     Albert Safer ........................           12,000 (8)            *
     Norman Axelrod ......................            6,000 (9)            *
     Anthony Christon ....................           64,937 (10)          2.5%
     Bonnie Sue Levy .....................          222,466 (11)          8.6%
     All directors and executive
       officers as a group (10 persons)...        1,080,553 (12)         36.7%

----------
*    Less than one (1%) percent.

(1) Except as otherwise indicated below, each person named above and each person in the group referred to above has sole voting and investment power with respect to shares indicated as beneficially owned by such person or group.
(2) Reference is made to footnotes (1), (2) and (3) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS". Includes 65,769 shares of Common Stock owned by a charitable foundation in which Abe Ginsburg serves as an officer and director and with respect to which Mr. Ginsburg shares voting and investment power, and 2,581 shares of Common Stock owned by a charitable foundation in which Mr. Ginsburg serves as an officer and director and with respect to which Mr. Ginsburg has sole voting and investment power. Mr. Ginsburg disclaims beneficial ownership of all such shares.
(3) See footnotes (1), (2), (3) and (4) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Allan Ginsburg of Common Stock of the Company.
(4) See footnotes (1), (2), (3) and (5) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Robert Chestnov of Common Stock of the Company.
(5) See footnotes (1), (2), (3) and (6) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Howard Ginsburg of Common Stock of the Company.
(6) Includes 12,000 shares of Common Stock which Mr. Brody has the right to acquire pursuant to presently exercisable stock options.
(7) Richard Chestnov holds 27,423 of the shares set opposite his name as co-trustee of a trust, 3,500 of the shares set opposite his name as an officer and director of a charitable foundation, with respect to which, in each case, he shares voting and investment power, and 200 shares held by Mr.

         Chestnov as custodian for his child. Mr. Chestnov disclaims beneficial ownership of such shares. Also includes 12,000 shares of Common Stock which Mr. Chestnov has the right to acquire pursuant to presently exercisable stock options.
(8) Includes 12,000 shares of Common Stock which Mr. Safer has the right to acquire pursuant to presently exercisable stock options.
(9) Includes 6,000 shares of Common Stock which Mr. Axelrod has the right to acquire pursuant to presently exercisable stock options.
(10) Includes 62,500 shares of Common Stock which Mr. Christon has the right to acquire pursuant to presently exercisable stock options, 600 shares held by him in an individual retirement account and 1,837 shares allocated to his account under the ESOP.
(11) See footnotes (1) and (7) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Bonnie Sue Levy of Common Stock of the Company.
(12) Reference is made to footnotes (2) through (11) above. Includes an aggregate of 383,161 shares of Common Stock which directors and executive officers of the Company have the right to acquire pursuant to presently exercisable stock options and an aggregate of 35,886 shares of Common Stock allocated to the respective accounts of executive officers of the Company under the ESOP.


Stockholders Agreement

         Messrs. Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, certain other family members, trusts and custodianships for the benefit of such individuals and family members, and the Company are parties to an amended and restated stockholders agreement dated as of July 30, 1996 (the "Stockholders Agreement"). The Stockholders Agreement, among other things, entitles Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, in their capacity as a stockholders' committee (in such capacity, collectively, the "Stockholders Committee"), acting by the vote of at least two-thirds, or by the unanimous written consent, of the members of the Stockholders Committee, for a period of ten years from the date of the Stockholders Agreement, to direct the voting of the shares of Common Stock with respect to which the signatory stockholders have or share, or may hereafter have or share, voting power with respect to all matters submitted to stockholders of the Company at any annual or special meeting of stockholders of the Company or pursuant to a written consent in lieu thereof. At October 21, 2002, the Stockholders Committee was entitled, pursuant to the Stockholders Agreement, to direct the vote as to 1,003,820 shares of Common Stock (39.2%).

                          ITEM 1: ELECTION OF DIRECTORS

Nominees for Election

         A Board of Directors consisting of eight directors is to be elected by stockholders at the Annual Meeting to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Unless otherwise specified in the proxies, the shares represented by all proxies received will be voted for the election of the nominees named in the following table, all of whom are now directors of the Company. All nominees have consented to being named in this Proxy Statement and to serve if elected. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate for election as a director of the Company, should such a situation arise, proxies may be voted for the election of the remaining named nominees and for such substitute nominee or nominees as the holders of the proxies may determine.

         Certain information with respect to each director is set forth below:

                                Director
Name                     Age     Since      Principal Occupation
----                     ---    --------    --------------------
Abe Ginsburg ........     85      1968      Chairman of the Executive Committee
                                              of the Company
Allan Ginsburg ......     60      1968      Chairman of the Board of the Company
Robert Chestnov .....     54      1981      President and Chief Executive
                                              Officer of the Company
Howard Ginsburg .....     60      1981      Vice Chairman of the Board of the
                                              Company; President of the
                                              Company's Shane Handbag Division
Martin Brody ........     81      1980      Private Investor
Richard Chestnov ....     57      1988      Private Investor
Albert Safer ........     54      1997      President of Safer Textile
                                              Processing and Kuttner Prints,
                                              textile mills
Norman Axelrod ......     50      2000      Chief Executive Officer and Chairman
                                              of Linens 'N Things, a leading,
                                              large format retailer of home
                                              textiles, housewares and home
                                              accessories


Information Concerning the Board of Directors

         The business experience during the last five years of the directors of the Company is as follows:

         Abe Ginsburg has been Chairman of the Executive Committee of the Company since November 29, 1988.

         Allan Ginsburg has been Chairman of the Board of the Company since November 29, 1988.

         Robert Chestnov has been the President and Chief Executive Officer of the Company since November 29, 1988.

         Howard Ginsburg has been Vice Chairman of the Board of the Company since November 29, 1988 and has been President of the Company's Shane Handbag Division for more than the past five years.

         Martin Brody has been a private investor since his retirement on January 1, 1994. From April 1990 through December 1993, Mr. Brody was Vice Chairman of the Board of Restaurant Associates Corporation, the owner and operator of specialty restaurants, and was Chairman of its Board for more than five years prior thereto. Mr. Brody also serves as a director of a number of Salomon Smith Barney mutual funds and preferred income funds.

         Richard Chestnov has been a private investor since 1992. Prior thereto, he was a partner of Chego International, an apparel importer.

         Albert Safer has been President of Safer Textile Processing and Kuttner Prints, textile mills, for more than the past five years. Mr. Safer has also served as President of Safer Development and Management, which is engaged in real estate development and management, for more than the past five years.

         Norman Axelrod has been Chief Executive Officer of Linens 'N Things, Inc., a leading, national large format retailer of home textiles, housewares and home accessories, since 1988, has been Chairman of the Board of that company since 1997 and, until 2000, also held the additional post of President. Mr. Axelrod also serves as a director of Linens `N Things, Inc. and Reebok International.

         Family Relationships

         Abe Ginsburg, Chairman of the Executive Committee and a director of the Company, is the father of Howard Ginsburg, Vice Chairman of the Board and a director of the Company. Allan Ginsburg, Chairman of the Board and a director of the Company, is the brother of Bonnie Sue Levy, Vice President of the Company, is a nephew of Abe Ginsburg and is a first cousin of Howard Ginsburg. Robert Chestnov, President, Chief Executive Officer and a director of the Company, and Richard Chestnov, a director of the Company, are brothers.

Meetings and Committees

         During the Company's fiscal year ended June 30, 2002 the Board of Directors held four meetings. Each director except Martin Brody attended at least 75% of the meetings of the Board of Directors, and of committees of the Board of Directors on which he served, during fiscal 2002. Each director who is not an employee of the Company (a "non-employee director") receives an annual fee of $12,000 for serving as a director. In addition, each non-employee director in office immediately after each annual meeting of stockholders at which directors are elected, and each non-employee director on the date such person is first elected a director, automatically is granted an option to purchase 2,000 shares of Common Stock under the Company's 1996 Non-Employee Director Stock Option Plan. During the fiscal year ended June 30, 2002, Martin Brody, Richard Chestnov, Albert Safer and Norman Axelrod each were granted an option to purchase 2,000 shares of Common Stock at a per share exercise price of $2.42.

         The Company does not have a nominating committee, the functions of which are performed by the Board of Directors, or a compensation committee, the functions of which are performed by the Company's Board of Directors, Executive Committee and Stock Option Committee to the extent set forth below under the caption "Report on Executive Compensation." The Executive Committee, whose members are Abe Ginsburg (Chairman), Allan Ginsburg, Robert Chestnov and Howard Ginsburg, meets informally throughout the Company's fiscal year. The Stock Option Committee, whose present members are Martin Brody and Richard Chestnov, did not meet during fiscal 2002. The Company's Audit Committee, which held four meetings during the fiscal year ended June 30, 2002, consisted of Messrs. Martin Brody, Albert Safer and Norman Axelrod, each of whom meets the independence requirements for audit committee members under the listing standards of the American Stock Exchange. The Audit Committee's primary function is to assist the Company's Board of Directors in fulfilling the Board's oversight responsibility by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that may be established from time to time, and the Company's auditing, accounting and financial reporting processes generally.

Audit Committee Report

         Management has the primary responsibility for the Company's financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company's accounting, auditing and financial reporting practices. The Company's independent auditors have the responsibility for the examination of the Company's annual financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. In assisting the Board in fulfilling its oversight responsibility with respect to the Company's fiscal year ended June 30, 2002, the Audit Committee:

         o Reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2002 with management and Deloitte & Touche, LLP, the Company's independent auditors;

         o Discussed with Deloitte & Touche, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

         o Received the written disclosures and the letter from Deloitte & Touche, LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with Deloitte & Touche, LLP that firm's independence.

         Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended June 30, 2002 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

                                            Respectfully,

                                            Martin Brody
                                            Albert Safer
                                            Norman Axelrod

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain summary information for each of the Company's fiscal years ended June 30, 2002, 2001 and 2000 concerning the compensation of the Company's chief executive officer and each of its four other most highly compensated executive officers:

                                                                Long Term Compensation
                                           Annual             -------------------------
                                        Compensation                    Awards
                                    ---------------------     -------------------------
                                                              Restricted     Securities
                                                                 Stock       Underlying       All Other
        Name and                     Salary        Bonus        Award(s)       Options      Compensation
   Principal Position      Year        ($)          ($)           ($)            (#)           ($)(1)
  --------------------     ----     --------     --------     ----------     ----------     ------------
  Robert Chestnov,         2002     $350,595     $   --           --             --           $ 12,954
    President and          2001      337,095       72,500         --           25,000            7,667
    Chief Executive        2000      310,605       47,500         --             --             15,956
    Officer

  Allan Ginsburg,          2002     $350,595     $   --           --             --           $ 14,992
    Chairman of            2001      337,095       72,500         --           25,000           13,474
    the Board              2000      310,605       47,500         --             --              7,623

  Howard Ginsburg,         2002     $350,595     $   --           --             --           $ 13,325
    Vice Chairman          2001      337,095       72,500         --           25,000           15,556
                           2000      310,605       47,500         --             --             25,123

  Anthony Christon,        2002     $244,755     $   --           --             --           $ 12,856
    Chief Financial        2001      233,655       33,000         --           10,000            7,390
    Officer                2000      217,755       20,000         --             --              8,198

  Bonnie Sue Levy,         2002     $184,420     $   --           --             --           $  7,360
    Vice President         2001      184,420         --           --             --              8,487
                           2000      180,420         --           --             --             14,837

----------
(1)      Amounts in this column for the fiscal year ended June 30, 2002 include
         (i) premiums paid during fiscal 2002 by the Company for term life insurance for the benefit of the Named Executive Officers (Robert Chestnov - $2,006 Allan Ginsburg - $2,006, Howard Ginsburg - $2,006, Anthony Christon - $1,038 and Bonnie Sue Levy - $2,006), (ii) reimbursement during fiscal 2002 of medical and/or dental expenses under a supplemental medical and dental expense reimbursement program (the "Medical Expense Program") for executive officers and certain other employees of the Company (Robert Chestnov - $10,943, Allan Ginsburg - $12,981, Howard Ginsburg - $11,314, Anthony Christon - $11,813 and Bonnie Sue Levy - $5,350) and (iii) the value, as at June 30, 2002, of shares of Common Stock allocated to accounts of the Named Executive Officers under the ESOP during fiscal 2002 (Robert Chestnov - $5, Allan Ginsburg - $5, Howard Ginsburg - $5, Anthony Christon - $5 and Bonnie Sue Levy - $4).

Stock Options

         Fiscal Year End Option Values The following table sets forth certain information concerning the number and value at June 30, 2002 of shares of Common Stock subject to unexercised options held by the Named Executive Officers. No stock options were granted to or exercised by the Named Executive Officers during the Company's fiscal year ended June 30, 2002.


                                    Number of Securities    Value of Unexercised
                                         Underlying             In-the-Money
                                    Unexercised Options       Options at Fiscal
                                   at Fiscal Year End (#)        Year End($)
                                   ----------------------   --------------------
                                        Exercisable/            Exercisable/
   Name                                Unexercisable          Unexercisable(1)
   ----                            ----------------------   --------------------
   Robert Chestnov .............          91,161/--                 --/--
   Allan Ginsburg ..............          50,000/--                 --/--
   Howard Ginsburg .............          50,000/--                 --/--
   Anthony Christon ............          52,500/--                 --/--
   Bonnie Sue Levy .............           7,500/--                 --/--

----------
(1) Based on the closing price on the American Stock Exchange on June 30, 2002 of the shares of Common Stock subject to the stock options.


Pension Plan

         The Company maintains a defined benefit pension plan entitled the "Jaclyn, Inc. Employees Pension Trust" (the "Pension Plan") which covers all non-union employees of the Company and certain of its subsidiaries who have attained age 21 and have completed at least six months of service to the Company. The following table sets forth the estimated annual benefit payable under the Pension Plan to an employee who retires at age 65 in 2002 at the remuneration and years-of-service classifications set forth in the table. The benefits do not take into account voluntary employee contributions, are not subject to any deduction for Social Security benefits and represent annual benefits payable for life with one hundred twenty (120) monthly payments guaranteed, commencing at age 65. The table gives effect to the limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), on the accrual of benefits on compensation above certain levels (presently a maximum of $170,000).

                                             Assumed Years of Service
                               ---------------------------------------------------
        Assumed Annual
     Average Compensation         15         20         25         30         35
     --------------------      -------    -------    -------    -------    -------
   $100,000 ...............    $14,250    $19,000    $23,750    $28,500    $33,250
   $125,000 ...............     18,000     24,000     30,000     36,000     42,000
   $150,000 ...............     21,750     29,000     36,250     43,500     50,750
   $160,000 ...............     23,250     31,000     38,750     46,500     54,250
   $170,000 and greater ...     24,750     33,000     41,250     49,500     57,750

         Compensation under the Pension Plan includes all cash compensation subject to withholding (as reflected on each participant's Form W-2) plus any salary deferral contributions made by the employee to the Jaclyn, Inc. Premium Payment Plan, excluding commissions, and, as to the Named Executive Officers, would be the amounts set forth opposite their respective names under the captions "Salary" and

"Bonus" (subject, however, to the Code limitations referred to above). As of June 30, 2002, the following individuals had the number of years of credited service under the Pension Plan indicated after their names: Allan Ginsburg, 41; Robert Chestnov, 32, Howard Ginsburg, 41; Anthony Christon 7; and Bonnie Sue Levy, 27.


Report on Executive Compensation

         The Company does not have a compensation committee. The Executive Committee of the Board of Directors determines compensation of the Company's executive officers. The Board of Directors and the Stock Option Committee are responsible for the grant of options to purchase shares of Common Stock under the Company's stock option plans and for the administration of all such plans.

         The primary objectives of the Company's executive compensation structure are to maintain executive compensation at competitive levels to retain qualified personnel and to reward individuals for their respective contributions to the Company's success. Bonuses, in particular, are granted in order to reward and acknowledge employees for, among other things, individual initiative and achievement. The grant of stock options is intended to provide executives with a stake in the long-term success of the Company and to coordinate executives' and stockholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the market price of Common Stock.

         A number of factors are considered in determining compensation of executives, such as historical financial results, anticipated revenues and earnings for the next fiscal year, individual contributions to, and length of service with, the Company, compensation levels at other companies (both within and outside the Company's industry), and equity and fairness within the top levels of management. Historically, the Executive Committee has fostered the objective of equity and fairness by setting substantially equal salaries and bonuses for the Company's Chairman of the Board, President and Vice-Chairman of the Board. Decisions are, however, primarily subjective. No specific corporate performance-related targets are formally used and no pre-determined weight is generally assigned to any of the factors mentioned above.

            The salary of Robert Chestnov for fiscal 2002 was $350,595 and he received no bonus, an aggregate decrease in compensation of $59,000 from fiscal 2001. The Executive Committee noted Mr. Chestnov's central role in the identification and consummation of strategic acquisitions by the Company, including, most recently, the acquisition of Topsville, Inc., as well as in the successful integration of each of the acquisitions consummated by the Company in recent years. However, the Executive Committee determined to decrease Mr. Chestnov's compensation for fiscal 2002 (as well as equally to decrease the aggregate compensation of the Chairman and Vice Chairman of the Company), noting the continuing difficult economic climate. Likewise, the Stock Option Committee did not grant options to purchase shares of Common Stock to Mr. Chestnov or any other executive officer of the Company in fiscal 2002.

           The Board of            The Executive           The Stock Option
             Directors               Committee                Committee
         ----------------      ----------------------      ----------------
         Allan Ginsburg        Abe Ginsburg, Chairman      Martin Brody
         Robert Chestnov       Allan Ginsburg              Richard Chestnov
         Howard Ginsburg       Robert Chestnov
         Abe Ginsburg          Howard Ginsburg
         Martin Brody
         Richard Chestnov
         Albert Safer
         Norman Axelrod

Compensation Committee Interlocks and Insider Participation

         The Company's Executive Committee consists of Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg and its Stock Option Committee consists of Martin Brody and Richard Chestnov. During the fiscal year ended June 30, 2002, the Company purchased fabric in the ordinary course of business from Rainbow Mills Dyeing and Finishing, Inc. and from Kuttner Prints, corporations in which Albert Safer, a director of the Company, holds a majority equity interest, at an aggregate purchase price of $54.55 and $135,968.65, respectively. During such fiscal year, the Company also purchased fabric in the ordinary course of business from Prestige Fabrics, a corporation in which Mr. Safer's wife holds a 50% equity interest, at an aggregate purchase price of $62,161.58. The Company believes that the foregoing transactions were on terms no less favorable than it could have received from unrelated third parties. In addition, during fiscal 2002, Jaclyn Hartstein, Secretary of the Company, who is a daughter of Abe Ginsburg and a sister of Howard Ginsburg, was paid $171,190 for services rendered to the Company in fiscal 2002, was reimbursed $15,836 for medical and/or dental expenses under the Medical Expense Program and received an allocation of 3 shares of Common Stock to her ESOP account, and the Company paid $1,590 for term life insurance for the benefit Ms. Hartstein.

Performance Graph

         The following graph compares the yearly percentage change in the cumulative total return on the Company's Common Stock for the five fiscal years ended June 30, 2002 with (i) Media General Financial Services' American Stock Exchange Market Value Index and (ii) a peer group of three companies, consisting of Samsonite Corporation, Movie Star, Inc. and Tandy Brands Accessories, Inc., which during fiscal 2002 either competed with the Company in one of its product categories or was engaged in related industries. The comparison assumes an investment of $100 on July 1, 1997 in the Company and in each of the comparison groups and that all dividends were reinvested.



                     COMPARISON OF CUMULATIVE TOTAL RETURN

                             [GRAPHIC CHART OMITTED]

                          ITEM 2: SELECTION OF AUDITORS

General

         The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit the books and accounts of the Company for the fiscal year ending June 30, 2003. This firm is the successor to the firm of auditors which has audited the books of the Company or its predecessor since 1965. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if such representative desires to do so.


Audit Fees

         Audit fees billed and expected to be billed by Deloitte & Touche LLP for its audit of the Company's consolidated financial statements for the year ended June 30, 2002 and for its review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for fiscal 2002 totaled $119,124.


Financial Information Systems Designs and Implementation Fees

         The Company did not engage Deloitte & Touche LLP to provide advice regarding financial information designs and implementation during the fiscal year ended June 30, 2002.


All Other Fees

         Fees billed and expected to be billed to the Company by Deloitte & Touche LLP for all other non-audit services rendered to the Company for the fiscal year ended June 30, 2002, primarily for tax and employee benefit related services, totaled $100,394.

         The Audit Committee has considered whether the provision of such services is compatible with the maintenance of the independence of Deloitte & Touche LLP.


Required Vote

         The appointment of Deloitte & Touche LLP is subject to ratification by a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. If the appointment of Deloitte & Touche LLP is not ratified by such stockholder vote, the Board of Directors will reconsider its action and select independent auditors without further stockholder action. The Board of Directors recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as auditors of the Company. Unless otherwise specified in the proxies, the shares represented by all proxies received will be voted "FOR" the appointment of Deloitte & Touche LLP.

                          ITEM 3: STOCKHOLDER PROPOSAL

         Anthony Chiarenza and Angela Chiarenza, who have indicated they are the beneficial holders of shares of Common Stock with a market value of at least $2,000, have advised the Company that they intend to introduce the following proposal at the Annual Meeting:

         "The Company's shareholders recommend that the Board of Directors take the necessary steps to provide for cumulative voting for directors to allow for representation of minority shareholders."

         Mr. and Ms. Chiarenza have submitted the following supporting statement:

         "The Problem?... Disappearing shareholder value.
         We believe management has been negligent in maximizing shareholder value. The Company's stock has dropped from over $5 in 1998 to $1.82 bid at May 17, 2002.

         The Company's stock goes without trading for days.
         We have urged management to explore ways to enhance shareholder value and liquidity, but have received no reply.

OUTSIDE SHAREHOLDERS SHOULD HAVE THE OPPORTUNITY TO ELECT AN INDEPENDENT DIRECTOR THROUGH CUMULATIVE VOTING.

         What's Cumulative Voting?
         It allows outside shareholders to focus their votes and elect a director. Cumulative voting allows each shareholder to cast a number of votes equal to the number of shares held multiplied by the number of directors being elected. A shareholder may direct all of its votes to one nominee or split its votes among several nominees. (For example, 1,000 shares times eight directors provides 8,000 votes that can be cast for one nominee.)

         Will Cumulative Voting Help?
         Under cumulative voting, 12.5 percent of the Company's stock could elect a nominee as one of eight directors.
         Please mark your proxy FOR cumulative voting."

Company Statement in Opposition to the Stockholder Proposal:

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL

         The Company's present system for the election of directors, which is like that of many publicly traded corporations, allows each stockholder to vote on the basis of his or her ownership of shares--each stockholder may cast one vote for each share held by him or her--and nominees who receive the greatest number of votes are elected. Each member of the Board of Directors stands for election each year and is accountable to all stockholders generally. The Board of Directors believes that the current voting system is most likely to produce an effective Board of Directors which will represent the interests of the Company's stockholders as a whole.

         In comparison, the Board believes that cumulative voting would give a disproportionate and unfair weight to the votes cast by a minority stockholder or stockholders. With cumulative voting, for each share of Common Stock held, each stockholder entitled to vote in the election of directors may cast that number of votes which equal the number of directors to be elected, and may cast them for a single director or for any 2 or more directors. For example, if 8 directors were to be elected, stockholders holding as little as 12.5% of the Company's Common Stock would be capable of electing a director, even if the holders of the other 87.5% of the Company's Common Stock are opposed to electing that director and cast their votes for other nominees. In the Board's view, this result would not be fair to all stockholders.

         Cumulative voting also raises the possibility that directors elected by minority stockholders may view themselves as the representatives of the minority stockholders that elected them, and may feel that they are obligated to represent the minority stockholders' interests, regardless of whether the furtherance of those interests would benefit stockholders generally. The Board of Directors believes that there should be no question as to whether a director is acting for the benefit of all of the Company's stockholders. The Board believes that this goal is best served when, as now, the nominees for director who receive the greatest number of votes are elected to the Board of Directors.

         Accordingly, the Board of Directors recommends that stockholders vote AGAINST this stockholder proposal.



                                OTHER INFORMATION

Other Action at the Meeting

         The Board of Directors has not received notice of and is not aware of any other matters that are to be presented for action at the Annual Meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in their discretion on such matters, including any matters relating to or dealing with the conduct of the Annual Meeting.


Proposals For 2003 Annual Meeting

         Consistent with Securities and Exchange Commission regulations, stockholder proposals intended to be included in the proxy statement and form of proxy for the 2003 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 635 59th Street, West New York, New Jersey 07093, no later than July 2, 2003. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company. As to any proposals intended to be presented by a stockholder without inclusion in the Company's proxy statement and form of proxy for the 2002 Annual Meeting, the proxies named in the Company's form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before September 16, 2002. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

General

         The solicitation of proxies in the accompanying form will be made, at the Company's expense, primarily by mail and through brokerage and banking institutions. In addition, proxies may be solicited in person or by telephone or facsimile, by officers, directors and regular employees of the Company. The Company will reimburse brokerage firms, nominees, fiduciaries and other custodians their reasonable expenses for forwarding the proxy material to beneficial owners and obtaining their instructions.

         Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting in determining the presence of a quorum. Shares of Common Stock that are voted to abstain with respect to any matter are considered shares entitled to vote, and cast, with respect to that matter. Shares of Common Stock subject to broker non-votes with respect to any matter will not be considered as shares entitled to vote with respect to that matter.


                                       By Order of the Board of Directors.


                                                Jaclyn Hartstein
                                                    Secretary

October 31, 2002

JACLYN, INC.                                                               Proxy
--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder hereby appoints JACLYN HARTSTEIN and LLOYD FRANK, and any one of them, the proxies of the undersigned, with power of substitution, hereby revoking any proxy heretofore given, to vote all shares which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of JACLYN, INC. (the "Company") to be held at the Company's offices, 635 59th Street, West New York, New Jersey 07093, on December 3, 2002 at 9:00 a.m., and at any adjournments and postponements thereof, with all powers the undersigned would possess if personally present upon the matters set forth on the reverse side hereof.

                                           Date ________________________________

                                           Signature ___________________________

                                           Signature ___________________________

                                           Note: Please date and sign exactly as
                                           your name appears hereon. If acting
                                           as an executor, administrator,
                                           trustee, guardian, etc., you should
                                           so indicate. If the signer is a
                                           corporation, please sign the full
                                           corporate name by a duly authorized
                                           officer. If shares are held jointly,
                                           each stockholder should sign.










    The Board of Directors recommends a                           The Board of Directors recommends a
          vote FOR items 1 and 2                                          vote AGAINST item 3
          ----------------------                                          -------------------
                                          Withhold
1.  Election of Directors      For All    From All              3.  Stockholder      For      Against    Abstain
                                                                    proposal on
                                 [ ]        [ ]                     cumulative       [ ]        [ ]        [ ]
                                                                    voting

    Nominees:
    Abe Ginsburg        (To withhold authority to vote
    Allan Ginsburg      for any individual nominee, strike
    Robert Chestnov     a line through the nominee's name.)
    Howard Ginsburg
    Martin Brody
    Richard Chestnov
    Albert Safer
    Norman Axelrod

2.  Ratify independent auditors      For      Against    Abstain

                                     [ ]        [ ]        [ ]

The proxies are authorized to vote upon such other matters as may properly come before the meeting. Each properly executed proxy will be voted as directed by the stockholder(s). If no direction is given, such shares will be voted FOR the election of all listed nominees for director, FOR Item 2, AGAINST Item 3, and in the discretion of the proxies on any other matters that may properly come before the meeting.